Exhibit 99.2

Omnicom Officials Intend To Make Required Certifications

NEW YORK, Aug. 5 /PRNewswire-FirstCall/ — In response to inquiries, Omnicom Group Inc. (NYSE: OMC) said today that its CEO and CFO intend to sign and file, without qualification, the certifications that the SEC is requiring of the country’s 947 largest publicly traded companies relating to Omnicom’s 2001 10-K, its 10-Q’s for the first two quarters of this year and its 2002 proxy statement. The required certifications will be filed by their August 14th due date, together with Omnicom’s 10-Q report for the second quarter of this year.

Omnicom will host a conference call tomorrow at 8:30 a.m. (EST) to review the company’s second quarter results of operations. The conference call will be simulcast and archived on the Internet at http://www.omnicomgroup.com/financialwebcasts. The dial-in numbers for the conference call are 888-276-0007 (domestic) and 612-326-1019 (international).

Omnicom Group Inc. is a leading global marketing and corporate communications company. Omnicom’s branded networks and numerous specialty firms provide advertising, strategic media planning and buying, direct and promotional marketing, public relations and other specialty communications services to over 5,000 clients in more than 100 countries.